Exhibit 10.3

AGREEMENT OF AMENDMENT

Dated as of June 30, 2005

Reference is made to that certain Federated Investors Program Master Agreement dated as of October 24, 1997 (as from time to time amended prior to the date hereof, the “Master Agreement”) among Federated Investors Management Company (the “Transferor”), Federated Securities Corp. (the “Distributor”), Federated Funding 1997-1, Inc. (the “Seller”), Federated Investors, Inc. (formerly known as Federated Investors) (the “Parent”), Wilmington Trust Company, not in its individual capacity but solely in its capacity as Owner Trustee of PLT Finance 1997-1 (the “Initial Purchaser”), Putnam Lovell Finance, L.P. (formerly PLT Finance, L.P.) (the “Revolving Purchaser”), Putnam Lovell NBF Securities Inc. (formerly Putnam Lovell Securities Inc.), as program administrator (the “Program Administrator”) and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), not in its individual capacity but solely as Funding and Collection Agent.

WHEREAS, as a result of FSP EITF 85-24-1 (the “FSP”) posted on March 11, 2005 by the Financial Accounting Standards Board, certain of the provisions set forth in the Master Agreement may lead to a conclusion that Seller has not sold the Purchased Receivables for purposes of GAAP, unless the Master Agreement is amended prior to June 30, 2005 with retroactive effect to October 24, 1997;

WHEREAS, the Program Administrator is not able to agree to the removal of any provisions from the Master Agreement with retroactive effect, but is willing to move with retroactive effect certain provisions of the Master Agreement so that such provisions are no longer the obligations of the Distributor, and to confirm that such provisions are the obligations of the Parent; and

WHEREAS, the parties to this Agreement of Amendment desire to amend the Master Agreement with retroactive effect to October 24, 1997 as set forth below in order to eliminate the effect of the FSP on the separate financial statements of the Distributor;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties hereto agree as follows:

Section 1. Defined Terms.

Capitalized terms used and not defined herein shall have the meanings assigned to them in the Master Agreement.

Section 2. Amendments to the Master Agreement.

The parties hereto agree that, effective as of the date hereof, the Master Agreement is hereby amended with retroactive effect to October 24, 1997 as follows:

(a) Section 5.01(s) of the Master Agreement is hereby amended by replacing the language set forth therein with the language “[INTENTIONALLY OMITTED]”.

(b) Section 5.03 of the Master Agreement is hereby amended by deleting the word “and” set forth at the end of clause (i) thereto, by replacing the “.” set forth at the end of clause (j) thereto with “; and”, and by adding the following language as clause (k) thereto:

“(k) not take any action, and shall not permit any Affiliate to take any action, to cancel, terminate, amend, supplement, modify or waive any of the provisions of the Distributor’s Contract, the Principal Shareholder Servicer’s Agreement, the Shareholder Servicer’s Agreement, the Distribution Plan, the Conversion Features or the Contingent Deferred Sales Charge arrangements applicable to the holders of any Shares of any Fund affecting its rights thereunder (including by way of allowing Free Redemptions in respect of Shares of any Fund under circumstances not required by the Prospectus of such Fund in effect on the date of this Agreement or by the Systematic Withdrawal Program or by allowing Free Redemptions which are not Permitted Free Exchanges), or request, consent or agree to any such cancellation, termination, amendment, supplement, modification or waiver, except with the prior written consent of the Program Administrator, except that it may, and may permit an Affiliate to, from time to time waive a Contingent Deferred Sales Charge that becomes payable provided it pays in accordance with the Program Servicing Procedures an amount to the applicable Purchaser equal to the Contingent Deferred Sales Charge to which such Purchaser would have been entitled.”

(c) Section 5.04 of the Master Agreement is hereby amended by deleting the word “and” set forth at the end of clause (f) thereto, by replacing the “.” set forth at the end of clause (g) thereto with “; and”, and by adding the following language as clause (h) thereto:

“(h) not take any unilateral action (it being understood that this covenant is not intended to modify Section 5.03(d)) to cancel, terminate, amend, supplement, modify or waive any of the provisions of the Distributor’s Contract, the Principal Shareholder Servicer’s Agreement, the Shareholder Servicer’s Agreement, the Distribution Plan, the Conversion Features or the Contingent Deferred Sales Charge arrangements applicable to the holders of any Shares of any Fund affecting its rights thereunder (including by way of allowing Free Redemptions in respect of Shares of any Fund under circumstances not required by the Prospectus of such Fund in effect on the date of this Agreement or by the Systematic Withdrawal Program or by allowing Free Redemptions which are not Permitted Free Exchanges), except that it may from time to time waive a CDSC that becomes payable provided it pays in accordance with the Program Servicing Procedures an amount to the applicable Purchaser equal to the Contingent Deferred Sales Charge to which such Purchaser would have been entitled.”

Section 3. Representations and Warranties.

Each of the Seller the Distributor, the Transferor and the Parent represents and warrants that (i) this Agreement of Amendment has been duly authorized, executed and delivered by it and each of its obligations hereunder constitute its legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws and any other similar laws affecting the rights and remedies of creditors generally and by equitable principles, (ii) immediately after giving effect to this Agreement of Amendment and the transactions contemplated hereunder, its representations and warranties set forth in the Program Documents will be true and correct, and (iii) no Event of Termination or event which, with the giving of notice, or passage of time, or both would constitute an Event of Termination has occurred or will result from this Agreement of Amendment.

Section 4. Miscellaneous.

This Agreement of Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

It is expressly understood and agreed by the parties that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to that certain Owner Trust Agreement, dated as of October 24, 1997, between Wilmington Trust Company, as Owner Trustee, the Seller and the Program Administrator, (b) each of the representations, undertakings and agreements herein made on the part of the Initial Purchaser is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Initial Purchaser, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Initial Purchaser or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Initial Purchaser under this Amendment or any other related documents.

THIS AGREEMENT OF AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

FEDERATED INVESTORS MANAGEMENT, COMPANY, as Transferor		FEDERATED SECURITIES CORP., as Distributor, Principal Shareholder Servicer and Servicer

By:	/s/ Raymond J. Hanley
Name: Title	Raymond J. Hanley Sr. Vice President	By:	/s/ Raymond J. Hanley
		Name:	Raymond J. Hanley
		Title:	Vice President

FEDERATED FUNDING 1997-1, INC., as Seller		FEDERATED INVESTORS, INC., as Parent

By:	/s/ Raymond J. Hanley	By:	/s/ Thomas R. Donahue
Name:	Raymond J. Hanley	Name:	Thomas R. Donahue
Title:	Vice President	Title:	Vice President

WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee of PLT Finance 1997-1		PUTNAM LOVELL FINANCE L.P., as Revolving Purchaser

		By: Name: Title:	/s/ Barry M. Klayman Barry M. Klayman Vice President
By:	/s/ Mary Kay Pupillo

Name:	Mary Kay Pupillo
Title:	Assistant Vice President

PUTNAM LOVELL SECURITIES INC., as Program Administrator		DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Funding and Collection Agent

By:	/s/ Danielle B. Tane
Name:	Danielle B. Tane
Title:	Relationship Analyst	By:	/s/ Louis Bodi
		Name:	Louis Bodi
		Title:	Vice President